                                                                  EXHIBIT 99.2K2
================================================================================


                             ZENIX INCOME FUND INC.

                             _____________________


                            AUCTION AGENCY AGREEMENT

                           dated as of April __, 2000

                                   Relating to

                     Auction Rate Cumulative Preferred Stock

                                       of

                             Zenix Income Fund Inc.

                              _____________________


                             BANKERS TRUST COMPANY,
                                as Auction Agent


================================================================================

                  AUCTION AGENCY AGREEMENT dated as of April __, 2000 between ZENIX INCOME FUND INC., a Maryland corporation (the "Company"), and BANKERS TRUST COMPANY, a New York corporation (the "Auction Agent").

                  WHEREAS, the Company proposes to offer, issue and sell shares of Auction Rate Cumulative Preferred Stock ("Preferred Shares") pursuant to its Articles of Incorporation, as amended by the Articles Supplementary (as defined below). The Company desires that the Auction Agent perform certain duties in connection with the Preferred Shares upon the terms and subject to the conditions of this Agreement, and hereby appoints the Auction Agent to act in the capacities set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Auction Agent agree as follows:

 1.      Definitions and Rules of-Construction.
         -------------------------------------

          1.1.    Terms Defined By Reference to Articles Supplementary.
                  ----------------------------------------------------

                  Capitalized terms not defined herein shall have the respective meanings specified in Parts I and II of the Articles Supplementary.

          1.2.    Terms Defined Herein.
                  --------------------

                  As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Person and is identified as such in such Person's Master Purchaser's Letter.

                  (b) "Articles Supplementary" shall mean the Articles Supplementary Establishing and Fixing the Rights Of Auction Rate Cumulative Preferred Stock filed by the Company in the office of the State Department of Assessments and Taxation of the State of Maryland, substantially in the form attached hereto as Exhibit A.

                  (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

                  (d) "Auction Procedures" shall mean the auction procedures constituting Part II of the form of Articles Supplementary as of the filing thereof.

                  (e) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust Officer and Assistant Manager of the Auction Agent assigned to its Corporate & Institutional Trust Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Company.

                  (f) "Broker-Dealer Agreement" shall mean each agreement among the Company, the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit B.

                  (g) "Company Officer" shall mean the Chairman of the Board of Directors, each Vice Chairman of the Board of Directors (whether or not designated by a number or word or words added before or after the title "Vice Chairman of the Board of Directors"), the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice to the Auction Agent.

                  (h) "Master Purchaser's Letter" shall mean a letter addressed to the Company, the Auction Agent, a Broker-Dealer and an Agent Member, substantially in the form attached hereto as Exhibit C.

                  (i) "Preferred Shares" shall mean the preferred stock, par value $.01 per share, of the Company designated as its "Auction Rate Cumulative Preferred Stock".

                  (j) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit D.

          1.3.    Rules of Construction.
                  ---------------------

                  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof", "herein", "hereto" and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

 2.      The Auction.
         -----------

          2.1.    Purpose; Incorporation by Reference of
                  Auction Procedures and Settlement Procedures.
                  --------------------------------------------

                  (a) The Articles Supplementary provide that the Applicable Rate for Preferred Shares for each subsequent Dividend Period after the Initial Dividend Period thereof shall, except under certain conditions, be the rate per annum that a bank or trust company appointed by the Company advises results from implementation of the Auction Procedures for Preferred Shares. The Board of Directors has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for Preferred Shares. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for Preferred Shares for each Subsequent Rate Period thereof for which the Applicable Rate is to be determined by an Auction. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          2.2.    Preparation for Each Auction; Maintenance
                  of Registry of Beneficial Owners.
                  --------------------------------

                  (a) Not later than the Date of Original Issue, the company shall provide the Auction Agent with a list of the Broker-Dealers, and a manually signed copy of each Broker/Dealer Agreement. Not later than seven days prior to any Auction Date for Preferred Shares for which any change in such list of Broker-Dealers is to be effective, the Company will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement manually signed by such Broker-Dealer; provided, however, that if the Company proposes to designate any Special Rate Period of Preferred Shares pursuant to Section [4] of Part I of the Articles Supplementary, not later than 11:00 A.M. on the Business Day next preceding the Auction next preceding the first day of such Rate Period, the Company shall provide the Auction Agent with a list of the Broker-Dealers and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer. The Auction Agent and the Company shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                  (b) In the event that any Auction Date shall be changed after the Auction Agent shall have given the notice referred to in [clause (vi) of paragraph (a) of the Settlement Procedures], or, after the notice referred to in
Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                  (c) If the Dividend Payment Date for the Preferred Shares is adjusted as provided in Section 2(b)(ii) of Part I of the Articles Supplementary, not later than __ days prior to the first day of the Dividend Payment Date for the Preferred Shares for which such change is first to be effective, the Company shall provide the Auction Agent with a form of notice of-such change to be sent to Existing Holders by Broker-

Dealers pursuant to Section 2.4 of the Broker-Dealer Agreements. The Auction Agent shall provide each Broker-Dealer with such form of notice not later than ____ days after receipt thereof from the Company.

                  (d)(i) The Auction Agent shall maintain a registry of the beneficial owners of the shares of Preferred Shares, who shall constitute Existing Holders of shares for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent order in any Auction which resulted in such Existing Holder continuing to hold or purchasing shares of Preferred Shares. The Auction Agent shall keep such registry current and accurate. The Company shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue a list of the initial Existing Holders of the shares of Preferred Shares, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent shall advise the Company in writing whenever the number of Existing Holders is 500 or more. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of shares of Preferred Shares (A) such list, (B) the results of Auctions and (C) notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder as described in the first sentence of
Section 2.2 (d) (iii) hereof

                  (ii) In the event of any partial redemption of Preferred Shares, the Auction Agent shall, at least two Business Days prior to the next Auction for Preferred Shares, request the Agent Member of each Existing Holder of shares of Preferred Shares to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of shares of Preferred Shares, if any, of such Existing Holder which are subject to such redemption, provided the Auction Agent has been furnished, at least three Business Days prior to such Auction, with the name and telephone number of a person or department at such Agent Member from which it shall request such information. Upon any refusal of an Agent Member to release such information, the Auction Agent shall deliver to such Agent Member a facsimile copy of the Existing Holder's Master Purchaser's Letter, which authorizes and instructs such Agent Member to release such information to the Auction Agent. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the number of shares of Preferred Shares shown in the Auction Agent's registry.

                  (iii) The Auction Agent shall be required to register a transfer of shares of Preferred Shares from an Existing Holder to another Person only if such transfer is made to a Person that has delivered or on whose behalf has been delivered a signed Master Purchaser's Letter to the Auction Agent and if (A) such transfer is pursuant to an Auction or (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreements by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer or
(II) in a notice substantially in the form of Exhibit F to the Broker-Dealer Agreements by the Broker-Dealer of any Person that purchased or sold such shares of Preferred Shares in an Auction of the failure of such shares of Preferred Shares to be transferred as a result of such Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                  (iv) The Auction Agent is not required to accept the Master Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter intending that such amendment is to take effect with respect to an Auction unless such letter or amendment is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                  (e) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of Preferred Shares. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such shares of Preferred Shares to any Person other than the Company and the Broker-Dealer that provided such information; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers that Broker-Dealers believe are Existing Holders of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement and shall use its reasonable efforts to prevent transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

          2.3.    Information Concerning Rates.
                  ----------------------------

                  (a) The Rate Multiple on the date of this Agreement for Preferred Shares is 150%. If there is any change in the credit rating of Preferred Shares by Moody's (or any substitute or successor rating agency) referred to in the definition of "Rate Multiple" resulting in any change in the Rate Multiple for Preferred Shares after the date of this Agreement, the Company shall notify the Auction Agent in writing of such change in the Rate Multiple prior to 9:00 A.M. on the Auction Date succeeding such change '. If the Company designates all or a portion of any dividend on shares of Preferred Shares to consist of an amount ineligible for the Dividends Received Deduction, it will indicate, in its notice in the form of Exhibit K hereto to the Auction Agent pursuant to Section 2.7 hereof, the Rate Multiple to be in effect for the Auction Date on which the dividend rate for such dividend is to be fixed. In determining the Maximum Rate for Preferred Shares on any Auction Date as set forth in Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to rely on the last Rate Multiple for Preferred Shares of which it has most recently received notice from the Company (or, in the absence of such notice, the percentage set forth in the first sentence of this paragraph (a)), except that if the Company shall have notified the Auction Agent of a Rate Multiple to be in effect for an Auction Date in accordance with the preceding sentence, the Rate Multiple in effect for the next succeeding Auction Date shall be, unless the Company notifies the Auction Agent of a change in the Rate Multiple for such succeeding Auction Date pursuant to this Section 2. 3 (a) , the Rate Multiple that was in effect on the first preceding Auction Date for Preferred Shares with respect to which the dividend, the rate for which was fixed on such Auction Date, did not include any amount ineligible for the Dividends Received Deduction.

                  (b)(i) On each Auction Date for Preferred Shares, the Auction Agent shall determine the Maximum Rate. The Maximum Rate for Preferred Shares on any Auction Date shall be:

                  (A) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Company pursuant to Section 4 of Part I of the Articles Supplementary, the product of (1) the "AA" Financial Composite Commercial Paper Rate on such Auction Date for the next Rate Period of Preferred Shares and (2) the Rate Multiple on such Auction Date, unless the Preferred Shares has or had a Special Rate Period and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of Preferred Shares after such Special Rate Period, in which case the higher of:

                           (1) the dividend rate on shares of Preferred Shares
                  for the then-ending Rate Period, and

                           (2) the product of (x) the higher of (I) the "AA"
                  Financial Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of Preferred Shares, if such Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of four or more Dividend Periods, and (II) the "AA" Financial Composite Commercial Paper Rate on such Auction Date for such Special Rate Period of Preferred Shares, if such Special Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Special Rate Period, if such Special Rate Period consists of four or more Dividend Periods and (y) the Rate Multiple on such Auction Date; or

                  (B) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the company pursuant to Section 4 of Part I of the Articles the Supplementary, the product of (1) the highest of (x) "AA" Financial Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of Preferred Shares, if such Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of four or more Dividend Periods, (y) the "AA" Financial Composite commercial Paper Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period consists of less than four Dividend periods or the Treasury Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period consists of four or more Dividend Periods, and (z) the "AA" Financial Composite commercial Rate on such Auction Date for Minimum Rate Periods and (2) the Rate Multiple on such Auction Date.

Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Company and the Broker-Dealers of the Maximum Rate so determined and the "AA" Financial Composite Commercial Paper Rate (s) and Treasury Rate (s) , as the case may be, used to make such determination.

                  (ii) From and after a Failure to Deposit by the company during any Rate Period of Preferred Shares, until such failure is cured and a late charge, if applicable, is paid, in accordance with subparagraph (c) (i) of
Section 2 of Part I of the Articles Supplementary, on the first day of each Rate Period of Preferred Shares the Auction Agent shall determine the Treasury Rate for such Rate Period if such Rate Period consists of four or more Dividend Periods and the "AA" Financial Composite commercial Paper Rate for such Rate Period if such Rate Period consists of less than four Dividend Periods. Not later than 9:30 A.M. on each such first day, the Auction Agent shall notify the Company of the applicable "AA" Financial Composite Commercial Paper Rate and Treasury Rate.

                  (iii) If any "AA" Financial Composite Commercial Paper Rate or Treasury Rate, as the case may be, is not quoted on an interest basis, the Auction Agent shall convert the quoted rate to the interest equivalent thereof as set forth in the definition of such rate in the Articles Supplementary if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or discount basis the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Company as to the method of such conversion.

                  (iv) If any "AA" Financial Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Financial Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Company so that the Company can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Company shall promptly advise the Auction Agent of any such selection.

                  (v) If any Treasury Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Company so that the Company can determine whether to select a Substitute U.S. Government securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Company shall promptly advise the Auction Agent of any such selection.

          2.4.    Auction Schedule.
                  ----------------

                  The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.


Time                         Event

By 9:30 A.M.                 Auction Agent advises the Company and Broker-
                             Dealers of the applicable Maximum Rate and the "AA"
                             Financial Composite Commercial Paper Rate(s) and
                             Treasury Rate(s), as the case may be, used in
                             determining such Maximum Rate as set forth in
                             Section 2.3(b)(i) hereof.

9:30 A.M. - 1:00 P.M.        Auction Agent assembles information communicated to it by
                             Broker-Dealers as provided in Section 3(a) of the Auction
                             Procedures.  Submission Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.   Auction Agent makes
                             determinations pursuant to
                             Section 4(a) of the Auction
                             Procedures.

By approximately 3:00 P.M.   Auction Agent advises Company of results of Auction as
                             provided in Section 4(b) of the Auction Procedures.
                             Submitted Bids and Submitted Sell orders are accepted and
                             rejected and shares of Preferred Shares allocated as
                             provided in Section 5 of the Auction Procedures.  Auction
                             Agent gives notice of Auction results as set forth in
                             paragraph(a) of the Settlement Procedures.


The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

          2.5.    Designation of Special Rate Period.
                  ----------------------------------

                  (a) The Articles Supplementary provide that, subject to the Company's option to designate a Special Rate Period as referred to in paragraph
(b) of this Section 2.5, each Rate Period of Preferred Shares will be a Minimum Rate Period (a duration of 49 days, subject to certain exceptions). Not less than 10 nor more than 20 days prior to the last day of any such Rate Period that is not a Minimum Rate Period, (i) the company shall deliver to the Auction Agent a notice of the Auction Date of the next succeeding Auction for Preferred Shares in the form of Exhibit E hereto and (ii) the Auction Agent shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of Preferred Shares at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for Preferred Shares as promptly as practicable after its receipt of such notice from the Company.

                  (b) Pursuant to the Articles Supplementary, the Company may, at its option, designate a Special Rate Period for Preferred Shares in the manner described in Section 4 of Part I of the Articles Supplementary.

                  (i) If the Board of Directors proposes to designate any succeeding Subsequent Rate Period of Preferred Shares as a Special Rate Period, (A) the-Company shall deliver to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit F hereto not less than 20 nor more than 30 days prior to the first day of such proposed Special Rate Period and (B) the Auction Agent on behalf of the Company shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of Preferred Shares at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for Preferred Shares as promptly as practicable after its receipt of such notice from the Company.

                  (ii) If the Board of Directors determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, (A) the Company shall deliver to the Auction Agent a notice of such determination in the form of Exhibit G hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for Preferred Shares not later than 3:00 P.M. on such second Business Day.

                  (iii) If the Company shall deliver to the Auction Agent a notice stating that the Company has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period with respect to which it has delivered a notice in the form of Exhibit F hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period, or shall fail to timely deliver either such notice or a notice in the form of Exhibit G hereto, the Auction Agent shall deliver a notice in the form of Exhibit H hereto to the Broker-Dealers for Preferred Shares not later than 3:00 P.M. on such second Business Day.

Such change in the length of any Rate Period shall not occur if, among other things, (a) on the Auction Date next preceding the first day of such Rate Period Sufficient Clearing Bids shall not exist or (b) a Failure to Deposit shall have occurred prior to such change with respect to shares of Preferred Shares.

          2.6.    Failure to Deposit.
                  ------------------

                  (a)      If:

                  (i) any Failure to Deposit shall have occurred with respect to shares of Preferred Shares during any Rate Period thereof (other than any Special Rate Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Rate Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured); and

                  (ii) prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with the next succeeding sentence and the Company shall have paid to the Auction Agent a late charge equal to the sum of (A) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on the shares of Preferred Shares, an amount computed by multiplying (1) 225% of the "AA" Financial Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (2) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of Preferred Shares and (B) if such Failure to Deposit consisted of the failure timely t ' o pay to the Auction Agent the cash Redemption Price of the shares of Preferred Shares, if any, for which Notice of Redemption has been given by the Company pursuant to paragraph (b) of Section 3 of Part I of the Articles Supplementary, an amount computed by multiplying (x) 225% of the "AA" Financial Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of Preferred Shares to be redeemed, then the Auction Agent shall deliver a notice in the form of Exhibit I hereto by first-class mail, postage prepaid, to the Broker-Dealers for Preferred Shares not later than one Business Day after its receipt of the payment from the Company curing such Failure to Deposit and such late charge. A Failure to Deposit with respect to Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Company to make the required payment to the Auction Agent) with respect to any Rate Period thereof if, not later than 12:00 Noon on the fourth Business Day preceding any Auction Date therefor the Company shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on the shares of Preferred Shares and (B) without duplication, the Redemption Price for the shares of Preferred Shares, if any, for which Notice of Redemption has been given by the Company pursuant to paragraph (b) of Section 3 of Part I of the Articles Supplementary.

                  (b)      If:

                  (i) any Failure to Deposit shall have occurred with respect to shares of Preferred Shares during a Rate Period thereof (other than any Special Rate Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Rate Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to

         Deposit shall not have been cured within the meaning of the last sentence of Section 2.6(a) hereof and the Company shall not have paid to the Auction Agent the late charge described in such Section 2.6(a), but such Failure to Deposit shall subsequently be so cured; or

                  (ii) any Failure to Deposit shall have occurred with respect to shares of Preferred Shares during a Special Rate Period consisting of four or more Dividend Periods, or during any Rate Period succeeding any Special Rate Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured, and such Failure to Deposit shall subsequently have been cured within the meaning of the last sentence of Section 2.6(a) hereof, then the Auction Agent shall deliver a notice in the form of Exhibit J hereto to the Broker-Dealers for Preferred Shares not later than one Business Day after the receipt of the payment from the company curing such Failure to Deposit.

          2.7.    Notice of Income Ineligible for
                  the Dividends Received Deduction.
                  --------------------------------

         The Company may, at its option, designate all or a portion of any dividend on shares of Preferred Shares to consist of an amount ineligible for the Dividends Received Deduction by delivering to the Auction Agent a notice in the form of Exhibit K hereto of such designation not later than six (6) Business Days prior to the Auction Date on which the dividend rate for such dividend is to be fixed. The Auction Agent will deliver such notice to the Broker-Dealers not later than the Business Day following its receipt of such notice from the Company.

          2.8.    Broker-Dealers.
                  --------------

                  (a) Not later than 12:00 Noon on each Dividend Payment Date for Preferred Shares, the Company shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for Preferred Shares pursuant to Section 2.8 of the Broker-Dealer Agreements for Preferred Shares. The Auction Agent shall advise the Company of the amount referred to in the preceding sentence in respect of such Auction not later than 4:00 PM on the Business Day preceding such Dividend Payment Date. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement. To the extent that any such moneys are not payable to a Broker-Dealer because Sufficient Clearing Bids did not exist in the relevant Auction and the Preferred Shares therefore continue to be held despite being subject to a Submitted Sell Order, the Auction Agent shall repay such money to the Company.

                  (b) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Company, provided that at least one Broker-Dealer Agreement would be in effect after such termination.

                  (c) The Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Company shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the company shall request.

                  (d) The Auction Agent shall maintain and update from time to time a list of Broker-Dealers.

          2.9.    Ownership of Shares of Preferred Shares.
                  ---------------------------------------

         The Company shall notify the Auction Agent if the Company or any affiliate (as such term is defined in the Investment Company Act of 1940, as amended) of the Company acquires any shares of Preferred Shares. Neither the Company nor any affiliate of the Company shall submit any order in any Auction for Preferred Shares. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

          2.10.   Access to and Maintenance of Auction Records.
                  --------------------------------------------

         The Auction Agent shall, upon the written request of the Company, afford to the Company and its agents, independent accountants and legal counsel access at reasonable times during normal business hours to all books, records, documents and other information concerning the Auction Agent's services hereunder. The Auction Agent shall maintain such records for a period of six years (for two years in an easily accessible place), at which time the Auction Agent shall return to the Company such records, no more frequently than once each calendar quarter, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

 3.      The Auction Agent as Preferred Shares Paying Agent.
         --------------------------------------------------

          3.1.    Company to Provide for Dividends and Redemptions.
                  ------------------------------------------------

                  (a) Not later than 12:00 Noon on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on the Preferred Shares have been declared (or each payment date with respect to the declaration of Additional Distributions (an "Additional Distribution Payment Date")), the Company shall deposit or cause to be deposited with the Auction Agent sufficient funds (available on such Dividend Payment Date or Additional Distribution Payment Date in New York City) for the payment of such dividends and any Additional Distributions. The Company hereby irrevocably instructs the Auction Agent to apply such funds deposited with the Auction Agent to the payment of such dividends and any Additional Distributions on such Dividend Payment Date or Additional Distribution Payment Date. The Company may direct, in writing, the Auction Agent to invest any available funds in Short-Term Money Market Instruments; provided that the proceeds of any such investments will be available in New York City at the opening of business on such Dividend Payment Date or Additional Distribution Payment Date.

                  (b) If the Company shall give a Notice of Redemption, then, not later than 12:00 Noon of the Business Day immediately preceding the date fixed for redemption, the Company shall deposit with the Auction Agent sufficient funds (available on such redemption date in New York City) to redeem the Preferred Shares called for redemption in such Notice of Redemption and hereby irrevocably instructs the Auction Agent to apply such funds and, if applicable, the income and proceeds received therefrom, to the payment of the redemption price for such Preferred Shares upon surrender of the certificate or certificates therefor. The Company may direct, in writing, the Auction Agent to invest any available funds in Short-Term Money Market Instruments; provided that the proceeds of any such investments will be available in New York City at the opening of business on the redemption date.

                  (c) The Auction Agent shall not be liable or responsible for any loss, in whole or in part, incurred or resulting from any investments made pursuant to paragraph (a) or (b) of this Section 3.1, such investments being solely for the account of and at the risk of the Company. The Auction Agent shall also not be liable to the extent that investments made by the Auction Agent at the direction of the Company pursuant to clause (a) or (b) of this
Section 3.1 do not constitute Short-Term Money Market Instruments.

                  (d) If pursuant to paragraph (a) or (b) of this Section 3.1 the Company directs the Auction Agent to invest in Short-Term Money Market Instruments and the Auction Agent receives income on such investments, then the Auction Agent shall (to the extent that such income is not required to pay dividends, Additional Distributions or the redemption price of shares to be redeemed, as the case may be), upon the request of the Company, transmit such income to the Company.

          3.2.    Disbursing Dividend and Redemption Price.
                  ----------------------------------------

         Subject to receipt of the requisite funds, the Auction Agent shall pay to the Holders of the Preferred Shares M on each Dividend Payment Date for the Preferred Shares, dividends and, if applicable, on each Additional Distribution Payment Date, Additional Distributions (to the extent that the Company has deposited with the Auction Agent, pursuant to Section 3.1(a) hereof, funds for the payment thereof), on such Preferred Shares, and (ii) on any date fixed for redemption of Preferred Shares, the redemption price for any Preferred Shares called for redemption upon presentation and surrender of the certificate or certificates evidencing Preferred Shares held by such Holders and called for redemption. The amount of dividends for any Rate Period or portion thereof to be paid by the Auction Agent to the Holders will be determined by the Company as set forth in Section 2(c) of Part I of the Articles Supplementary. The amount of Additional Distributions to be paid by the Auction Agent to the Holders will be determined by the Company as set forth in Section 11(c) of Part I of the Articles Supplementary. The redemption price to be paid by the Auction Agent to the Holders will be determined by the Company as set forth in Section 3(a) of
Part I of the Articles Supplementary. The company shall deliver to the Auction Agent any Notice of Redemption required by Section 3(b) of Part I of the Articles Supplementary when mailed by the Company to the Holders of the shares to be redeemed. Such notice shall contain the information required by such
Section 3(b) to be stated in the Notice of Redemption. The Auction Agent shall have no duty or responsibility in connection with any Notice of Redemption and shall have no duty or responsibility to determine the redemption price and may rely on the amount thereof set forth in such notice.

          3.3.    Certificates of Eligible Asset Coverage and Dividend Coverage.
                  -------------------------------------------------------------

                  (a)(i) The Company shall, no later than the close of business on the third Business Day immediately following each Eligible Asset Evaluation Date, deliver or cause to be delivered to the Auction Agent a fully completed Certificate of Eligible Asset Coverage (a "Certificate of Eligible Asset coverage"), dated as of such Eligible Asset Evaluation Date.

                  (ii) The Company shall, no later than the close of business on the third Business Day immediately following each Dividend Coverage Evaluation Date, deliver or cause to be delivered to the Auction Agent a fully completed Certificate of Dividend Coverage (a "Certificate of Dividend Coverage"), dated as of such Dividend Coverage Evaluation Date.

                  (b) If the Certificate of Eligible Asset Coverage indicates that the Eligible Asset Coverage was not met as of any Eligible Asset Evaluation Date, or if the Certificate of Eligible Asset Coverage is not delivered when required, then the Company, no later than the close of business on the third Business Day following the Eligible Asset Cure Date related to such Eligible Asset Cure Date, shall deliver to the Auction Agent a Certificate of Eligible Asset Coverage, dated as of such Eligible Asset Cure Date, indicating that the Eligible Asset Coverage was met as of such Eligible Asset Cure Date.

                  (c) If the Certificate of Dividend Coverage indicates that the Dividend Coverage was not met as of any Dividend Coverage Evaluation Date, or if the Certificate of Dividend Coverage is not delivered when required, then the Company, no later than the close of business on the third Business Day following the Dividend Coverage Cure Date with respect to such Dividend Coverage Evaluation Date, shall deliver to the Auction Agent a Certificate of Dividend Coverage, dated as of such Dividend Coverage Cure Date, indicating that the Dividend Coverage is met as of such Dividend Coverage Cure Date.

          3.4.    Accountants' Certificates.
                  -------------------------

                  (a) With respect to the Certificate of Eligible Asset Coverage relating to the Eligible Asset Evaluation Date on the Date of Original Issue and, thereafter, with respect to the Certificate of Eligible Asset Coverage relating to every seventh Eligible Asset Evaluation Date (or, if the Eligible Asset Coverage requirement is not met as of any such Eligible Asset Evaluation Date, the Eligible Asset Cure Date with respect to any such Eligible Asset Evaluation Date), the Company shall cause the Independent Accountants to deliver an Accountants' Certificate, containing the information set forth in Section 7(b) of Part I of the Articles Supplementary, to the Auction Agent no later than the close of business on the seventh Business Day following each such Eligible Asset Evaluation Date (such seventh Business Day being referred to herein as the "Confirmation Date"), and shall cause each Accountants' Certificate relating to any Eligible Asset Cure Date to be delivered to the Auction Agent no later than the close of business on the third Business Day following such Eligible Asset Cure Date.

                  (b) With respect to the Certificate of Dividend Coverage relating to any Dividend Coverage Cure Date, the Company shall cause the Independent Accountants to deliver an Accountants' Certificate, containing the information set forth in Section 7(b) of Part I of the Articles Supplementary, to the Auction Agent no later than the close of business on the third Business Day following such Dividend Coverage Cure Date.

          3.5.    Notice of Special Meeting of Holders of the Preferred Shares
                  ------------------------------------------------------------
                  of the Company.
                  ---------------

                  (a) If an event described in Section 5(c) of part I of the Articles Supplementary occurs resulting in the commencement of a Voting Period, then the Auction Agent shall, upon receipt from the Company of a notice (the P "Notice") of a special meeting of the Holders of the MM p who "Special Meeting"), mail the Notice to all Holders of Preferred Shares who were Holders of record at the close of business on the fifth Business Day preceding the date of mailing of the Notice to such Holders (the "Record Date"). The Auction Agent shall insert the Record Date, the date of the Special Meeting and the time of day of such meeting, as specified by the Company, in the Notice.

                  (b) If at any time after the Auction Agent shall have mailed the Notice but before the Special Meeting shall have been held, all accumulated and unpaid dividends (including Additional Distributions, if any) on all then outstanding Preferred Shares including the accumulated and unpaid dividends for the current Rate Period for the Preferred Shares shall have been paid or declared and a sum sufficient for the payment of such dividends deposited with the Auction Agent, the Auction Agent shall, upon receipt from the Company of a notice of cancellation of such Special Meeting, mail such notice as soon as practicable to all Holders of Preferred Shares who were Holders of record at the close of business on the Record Date.

                  (c) The Company shall provide a temporary chairman for any Special Meeting. The Auction Agent shall have no obligations in connection with such meeting, except with respect to the mailing of the Notice pursuant to this Agreement.

 4.      The Auction Agent as Transfer Agent and Registrar.
         -------------------------------------------------

          4.1.    Original Issue of Stock Certificates.
                  ------------------------------------

         Upon the Date of Original Issue of Preferred Shares, one certificate representing all of the shares of Preferred Shares issued on such date shall be issued by the Company and, at the request of the Company, registered in the name of Cede & Co. and countersigned by the Auction Agent.

          4.2.    Registration of Transfer of Shares.
                  ----------------------------------

Shares of Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such and if the Company shall not have selected a substitute Securities Depository, then upon such resignation, the Preferred Shares shall be registered for transfer or exchange, and a new certificate or certificates shall be issued in the name or names of the designated transferee or transferees upon surrender of the old certificate or certificates in form deemed by the Auction Agent properly endorsed for transfer with all necessary endorsers' signatures guaranteed, in such manner and form as the Auction Agent may require, by a guarantor reasonably believed by the Auction Agent to be responsible, accompanied by such assurances as the Auction Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

          4.3.    Removal of Legend on Restricted Shares.
                  --------------------------------------

         All requests for removal of legends on certificates representing shares of Preferred Shares indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Company Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

          4.4.    Lost Stock Certificates.
                  -----------------------

         The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Company and the Auction Agent, subject at all times to provisions of 'law, the By-Laws of the company governing such matters and resolutions adopted by the Company with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Company to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Company.

          4.5.    Disposition of Canceled Certificates; Record-Retention.
                  ------------------------------------------------------

         The Auction Agent shall retain all stock certificates which have been canceled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange commission for two calendar years. Upon the expiration of this two-year period, the Auction Agent shall deliver to the Company the canceled certificates and accompanying documentation. The Company shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records.

          4.6.    Stock Books.
                  -----------

         For so long as the Auction Agent is acting as the transfer agent for Preferred Shares pursuant to this Agreement, it shall maintain a stock book containing a list of the Holders of the shares of Preferred Shares. In case of any request or demand for the inspection of the stock books of the Company or any other books in the possession of the Auction Agent, the Auction Agent will notify the Company and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock books or other books to any Person in case it is advised by its counsel that its failure to do so would be unlawful.

          4.7.    List of Holders.
                  ---------------

         If the Company is obligated to pay Additional Distributions in respect of any dividends paid to the Holders, the Auction Agent shall, within ten (10) days of its receipt from the Company of a notice of its intent to pay Additional Distributions in substantially the form set forth in Exhibit

L hereto with appropriate insertions and signed by the President and the principal financial or accounting officer of the Company, furnish the Company with a list of the Agent Members, disclosure of which list has been requested from the Securities Depository by the Company as of the record date for the corresponding Dividend Payment Date for each Rate Period specified in such notice.

          4.8.    Return of Funds.
                  ---------------

         Any funds deposited with the Auction Agent hereunder by the Company for any reason (except for the redemption of shares of Preferred Shares) that remain unpaid after twelve (12) months shall be repaid to the Company upon the written request of the Company, together with interest, if any, received thereon. Any funds deposited with the Auction Agent hereunder by the Company for the redemption of shares of Preferred Shares that remain unpaid after twenty-four
(24) months shall be repaid to the Company upon the written request of the Company, together with interest, if any, received thereon.

 5.      Representations and Warranties of the Company.
         ---------------------------------------------

                  The Company represents and warrants to the Auction Agent that:

                  (a) the company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Maryland and has full corporate power to execute and deliver this Agreement and to authorize, create and issue the shares of Preferred Shares and the shares of Preferred Shares when issued, will be duly authorized, validly issued, fully paid and nonassessable;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                  (c) the form of the certificate evidencing the shares of Preferred Shares complies with all applicable laws of the State of Maryland;

                  (d) when issued, the shares of Preferred Shares will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will have been required in connection with the issuance of the shares of Preferred Shares;

                  (e) the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the issuance and delivery of the shares of Preferred Shares do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation (as amended by one or more Articles Supplementary) or the By-Laws of the Company, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

                  (f) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the shares of Preferred Shares.

 6.      The Auction Agent.
         -----------------

          6.1.    Duties and Responsibilities.
                  ---------------------------

                  (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall to read into this Agreement against the Auction Agent.

                  (c) The Auction Agent shall have no duty or responsibility to verify or determine the accuracy of any document delivered to it in accordance with the terms hereof. The Auction Agent shall have no duty or responsibility to enforce the obligations of the Company to provide the Auction Agent with any notice or document.

                  (d) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

          6.2.    Rights of the Auction Agent.
                  ---------------------------

                  (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Company or by a Broker-Dealer. The Auction Agent may record telephone communications with the Company or with the Broker-Dealers or both.

                  (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

          6.3.    Auction Agent's Disclaimer.
                  --------------------------

         The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Broker-Dealer Agreements or the shares of Preferred Shares.

          6.4.    Compensation, Expenses and Indemnification.
                  ------------------------------------------

                  (a) The Company shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and the Broker-Dealer Agreements.

                  (b) The Company shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith.

                  (c) The Company shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder for which it is entitled to indemnification hereunder or thereunder.

 7.      Miscellaneous.
         -------------

          7.1.    Term of Agreement.
                  -----------------

                  (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Company may terminate this Agreement at any time by so notifying the Auction Agent; provided that the Company has entered into an agreement in substantially the form of this Agreement with a successor Auction Agent or no shares of Preferred Shares remain outstanding. The Auction Agent may terminate this Agreement upon written notice to the Company on the date specified in such notice, which termination may be no earlier than the Business Day after the second Dividend Payment Date for the Preferred Shares following delivery of such notice.

                  (b) Except as otherwise provided in this paragraph (b), t ' he respective rights and duties of the Company and the Auction Agent under this Agreement with respect to Preferred Shares shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.4 hereof shall survive the termination of this Agreement. Upon termination of this Agreement, the Broker-Dealer Agreements shall automatically terminate and the duties of the Auction Agent under each of the Broker-Dealer Agreements shall cease and at the Company's request, the Auction Agent shall promptly deliver to the company copies of all books and records maintained by it with respect to Preferred Shares in connection with its duties hereunder.

          7.2.    Communications.
                  --------------

         Except for (i) communications authorized to be by telephone pursuant to this Agreement or the Auction procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Company,                   Zenix Income Fund Inc.
     addressed:                      c/o SSB Citi Fund Management Inc.
                                     388 Greenwich Street
                                     New York, New York
                                     Attention:
                                     Telecopier No.:
                                     Telephone No.:

If to the Auction                    Bankers Trust Company,
     Agent, addressed:               as Auction Agent
                                     [Address
                                     Attention:,
                                     Telecopier No.:
                                     Telephone No.:

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. communications shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

          7.3.    Entire Agreement.
                  ----------------

                  This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

          7.4.    Benefits.
                  --------

                  Nothing herein, express or implied, shall give to any Person, other than the Company, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          7.5.    Amendment; Waiver.
                  -----------------

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the parties hereto.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach-hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          7.6.    Successor and Assigns.
                  ---------------------

                  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Company and the Auction Agent.

          7.7.    Severability.
                  ------------

                  If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          7.8.    Execution in Counterparts.
                  -------------------------

                  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          7.9.    Governing-Law.
                  -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York without giving effect to the choice of law provisions thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       ZENIX INCOME FUND
                                         INC.


                                       By:___________________________
                                          Title:   President


                                       ZENIX INCOME FUND
                                         INC.

                                       By:____________________________
                                          Title:

                                                                       EXHIBIT D

                              SETTLEMENT PROCEDURES

                  Capitalized terms used herein have the respective meanings specified in the forepart of this Prospectus or the Glossary, as the case may be.

                  (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

                  (i) the Applicable Rate fixed for the next succeeding Rate Period;

                  (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

                  (iii) if such Broker-Dealer submitted a Bid or a Sell order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of Preferred Shares then outstanding to be sold by such Existing Holder;

                  (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the number of shares, if any, of Preferred Shares to be purchased by such Potential Holder;

                  (v) if the aggregate number of shares of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bids or Sell orders exceeds the aggregate number of shares of Preferred Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Broker-Dealers (and the Agent member, if any, of each such other Broker-Dealer) and the number of shares of Preferred Shares to be
         (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealers submitted Bids; and

                  (vi) the scheduled Auction Date of the next succeeding
         Auction.

                  (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

                  (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities

         Depository the amount necessary to purchase the number of shares of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares;

                  (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, or a Sell Order that was accepted, in whole or in part, to instruct such Bidder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of Preferred Shares to be sold pursuant to such Bid or Sell Order against payment therefor;

                  (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Applicable Rate for the next succeeding Rate Period;

                  (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

                  (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

                  (c) on the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell order shall allocate any funds received by it pursuant to paragraph (b)(ii) above, and any shares of Preferred Shares received by it pursuant to paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell orders, and any Broker-Dealers identified to it by the Auction Agent pursuant to paragraph WM above.

                  (d) On the Business Day after the Auction Date, the securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sale of shares of Preferred Shares as determined in the Auction for such series.

                  (e) Any delivery or nondelivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreement.

                                                                       EXHIBIT E
                                                                       ---------


                             ZENIX INCOME FUND INC.

                           NOTICE OF AUCTION DATE FOR
                     AUCTION RATE CUMULATIVE PREFERRED STOCK
                              ("Preferred Shares")


                  NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for the Company's Preferred Shares is scheduled to be ___________, 20__ and the next Dividend Payment Date for the Company's Preferred Shares will be __________, 20__.

                  [A Failure to Deposit in respect of the-Preferred Shares currently exists. If such Failure to Deposit is not cured prior to 12 Noon on the fourth Business Day prior to the next scheduled Auction Date of the Preferred Shares, the next Auction will not be held. Notice of the next Auction for the Preferred Shares will be delivered when such Failure to Deposit is cured./1/]

                                                     ZENIX INCOME FUND INC.



--------
/1/  Include this language if a Failure to Deposit exists.

                                                                       EXHIBIT F
                                                                       ---------


                             ZENIX INCOME FUND INC.

                          NOTICE OF PROPOSED CHANGE OF

                            LENGTH OF RATE PERIOD OF

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that ZENIX INCOME FUND INC. (the "Company") may exercise its option to designate the Rate Period of its Preferred Shares commencing [the first day of the Special Rate Period] as a Special Rate Period.

                  By 11:00 A.M. on the second Business Day preceding the first day of such proposed Special Rate Period, the Company will notify [the Auction Agent] of either (a) its determination to exercise such option, designating the length of such Special Rate Period for Preferred Shares or (b) its determination not to exercise such option.

                                                          ZENIX INCOME FUND INC.


Dated:  ___________,20__

                                                                       EXHIBIT G
                                                                       ---------


                             ZENIX INCOME FUND INC.

                  NOTICE OF CHANGE OF LENGTH OF RATE PERIOD OF

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that ZENIX INCOME FUND INC. (the "Company") has determined to designate the Rate Period of its Preferred Shares commencing on [the first day of the Special Rate Period] as a Special Rate Period.

                  The Special Rate Period will be ______________ [days]
[year(s]]-

                  The Auction Date for the Special Rate Period is (the Business Day next preceding the first day of such Special Rate Period).

                  As a result of the Special Rate Period designation, the amount of dividends payable on Preferred Shares during the special Rate Period will be based on a 360-day year.

                  The Special - Rate Period shall not commence if (a) on such Auction Date Sufficient Clearing Bids shall not exist or (b) if a Failure to Deposit shall have occurred prior to the first day thereof with respect to shares of Preferred Shares-



                  The scheduled Dividend Payment Dates for Preferred Shares during such Special Rate Period will be _____________________.


                                                          ZENIX INCOME FUND INC.


Dated:  ___________,20__

                                                                       EXHIBIT H
                                                                       ---------


                             ZENIX INCOME FUND INC.

                      NOTICE OF DETERMINATION NOT TO CHANGE

                            LENGTH OF RATE PERIOD OF

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that ZENIX INCOME FUND INC. (the "Company") has determined not to exercise its option to designate a Special Rate Period of its Preferred Shares and the next succeeding Rate Period of Preferred Shares will be a Minimum Rate period of [7] days.

                                                          ZENIX INCOME FUND INC.

Dated:  __________, 20__

                                                                       EXHIBIT H
                                                                       ---------


                             ZENIX INCOME FUND INC.

                                NOTICE OF CURE OF

                              FAILURE TO DEPOSIT ON

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")

NOTICE IS HEREBY GIVEN that ZENIX INCOME FUND INC. (the "Company") has cured its Failure to Deposit with respect to its Preferred Shares. The dividend rate on the shares of Preferred Shares for the current Dividend Period is _ % per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be __________ 20_ and the next Auction Date is scheduled to be __________ 20__.

                                                          ZENIX INCOME FUND INC.


Dated:  ___________,20

                                                                       EXHIBIT J
                                                                       ---------

                             ZENIX INCOME FUND INC.

                                NOTICE OF CURE OF

                              FAILURE TO DEPOSIT ON

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")

                   NOTICE IS HEREBY GIVEN that ZENIX INCOME FUND INC. (the "Company") has cured its Failure to Deposit with respect to its Preferred Shares. The next Auction Date for the Preferred Shares is scheduled to be on ______________ 20__.

                                                          ZENIX INCOME FUND INC.

Dated:  ________________,20__

                                                                       EXHIBIT K
                                                                       ---------


                             ZENIX INCOME FUND INC.

                                    NOTICE OF

                          AMOUNT OF DIVIDEND INELIGIBLE

                         FOR DIVIDEND RECEIVED DEDUCTION

                                       FOR

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")


                  NOTICE IS HEREBY GIVEN that the amount of the dividend payable on ________________, 20__ for ZENIX INCOME FUND INC.'s Preferred Shares will be determined by the Auction to be held on ________________, 20__. Up to [$________]/1/ per share of the dividend payable on such date as determined by such Auction will consist of an amount not eligible for the Dividends Received Deduction (as defined in the Articles Supplementary establishing the Preferred Shares). If the dividend amount payable on such date as determined by such Auction is less than [$_______]/1/ per share, the entire amount of the dividend will be ineligible for the Dividends Received Deduction. Accordingly, the aforementioned composition of the dividend payable on ____________, 20__ should be considered in determining Orders to be submitted with respect to the Auction to be held on ____________, 20__. The Rate Multiple in effect for such Auction will be ___%.

                                                          ZENIX INCOME FUND INC.



--------------------
/1/        The maximum amount ineligible for Dividends Received Deduction to be included in such dividend, divided by the number of shares of Preferred Shares.

                                                                       EXHIBIT L
                                                                       ---------


                             ZENIX INCOME FUND INC.

                                    NOTICE OF

                    INTENTION TO PAY ADDITIONAL DISTRIBUTIONS

                                       ON

                     AUCTION RATE CUMULATIVE PREFERRED STOCK

                              ("Preferred Shares")


                  NOTICE IS HEREBY GIVEN that an Additional Distribution (as defined in the Articles Supplementary establishing the Preferred Shares) in the amount of $__________ [and $________] per share shall be payable on _____________, 20___ to the holders of ZENIX INCOME FUND INC.'s Preferred Shares as of the record date[s] for the Dividend Payment Date[s] for the Rate Period[s] (each as defined in the Articles Supplementary establishing the Preferred Shares) from ____________,20____ to ___________, 20__ [and ___________, 20__ to
____________, 20__, respectively]. Please provide to the Secretary of the Company a list of the DTC Participants as of the record date for the corresponding Dividend Payment Date for [each] [the] Rate Period specified above.

                                                          ZENIX INCOME FUND INC.